UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2016

PCM, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-25790	95-4518700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1940 E. Mariposa Ave.

El Segundo, California 90245

(Address of principal executive offices)(zip code)

(310) 354-5600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On January 19, 2016, PCM, Inc. (“PCM”), all of its domestic subsidiaries (collectively with PCM, the “US Borrowers”), and all of its Canadian subsidiaries (collectively, the “Canadian Borrowers” and, together with the US Borrowers, the “Borrowers”), entered into a Fourth Amended and Restated Loan and Security Agreement (the “Fourth Amended Loan Agreement”) with certain lenders named therein (the “Lenders”) and Wells Fargo Capital Finance, LLC as administrative and collateral agent for the Lenders (the “Agent”). The Fourth Amended Loan Agreement amends and restates the Third Amended and Restated Loan and Security Agreement, dated as of March 22, 2013 (the “Prior Loan Agreement”).

The Fourth Amended Loan Agreement provides for, among other things: (i) an increase in the Maximum Credit, as defined in the Fourth Amended Loan Agreement, from $250,000,000 to $275,000,000; (ii) the addition of a sub-line of up to C$40,000,000 as the Canadian Maximum Credit, as defined in the Fourth Amended Loan Agreement ((i) and (ii) collectively the “Revolving Line”); (iii) an extension of the Maturity Date to March 19, 2019; (iv) interest on outstanding balances under the Canadian Maximum Credit based on the Canadian Base Rate (calculated as the greater of CDOR plus 1 percentage point and the “prime rate” for Canadian Dollar commercial loans, as further defined in the Fourth Amended Loan Agreement) or, at the election of the Borrowers, based on the CDOR Rate plus a margin, depending on average excess availability under the Revolving Line, ranging from 1.50% to 1.75%; and (v) interest on outstanding balances under the Maximum Credit based on the Eurodollar Rate plus a margin, depending on average excess availability under the Revolving Line, ranging from 1.50% to 1.75%.

The proceeds of the borrowings under the Revolving Line may be used by the Borrowers (a) to repay the outstanding balance of the term loans under the Prior Loan Agreement, (b) to pay for costs, expenses in fees in connection with entering into the Fourth Amended Loan Agreement and related documents, and (c) for general operating, working capital and other corporate purposes of the Borrowers not otherwise prohibited by the terms of the Fourth Amended Loan Agreement. Borrowings under the Revolving Line are secured by liens on substantially all of the Borrowers’ assets.

The Fourth Amended Loan Agreement and related documentation includes representations, covenants, and events of default customary for financing transactions of this type. Under the Fourth Amended Loan Agreement, in the event that excess availability under the Revolving Line is less than certain thresholds (based on the then-current maximum amount available to be drawn under the Revolving Line), the Borrowers are required to maintain a fixed charge coverage ratio of 1.0 to 1.0.

The Borrowers paid certain fees and costs, including but not limited to, a $118,750 closing fee distributed among the lenders and will pay a commitment fee of 0.25% per annum on funds available for borrowing under the Revolving Line and not borrowed.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PCM, INC.

By:	/s/ Brandon H. LaVerne
Name:	Brandon H. LaVerne
Title:	Chief Financial Officer

Dated: January 25, 2016

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